As filed with the Securities and Exchange Commission on November __, 2007

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     SOUTHEASTERN BANK FINANCIAL CORPORATION
                     ---------------------------------------
             (Exact name of Registrant as specified in its charter)

            Georgia                                               58-2005097
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                    3530 Wheeler Road, Augusta, Georgia 30909
                    -----------------------------------------
              (Address of principal executive offices and zip code)

 SOUTHEASTERN BANK FINANCIAL CORPORATION 2006 AND 2000 LONG-TERM INCENTIVE PLANS
                            (Full Title of the Plan)
                            ------------------------

                                R. Daniel Blanton
                                  President and
                             Chief Executive Officer
                     Southeastern Bank Financial Corporation
                                3530 Wheeler Road
                             Augusta, Georgia 30909
                          ----------------------------
                     (Name and address of agent for service)

                                 (706) 738-6990
                       ---------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                      Proposed Maximum     Proposed Maximum      Amount of
  Title of Securities Amount to be     Offering Price     Aggregate Offering   Registration
   to be Registered    Registered        Per Share              Price               Fee
-------------------------------------------------------------------------------------------
Common Stock,          451,751(1)
3.00 par value          Shares          $36.00(2)          $16,263,036(3)         $499.28

-------------------------------------------------------------------------------------------

(1) Includes 201,751 shares subject to options issued under the Registrant's 2000 Long-Term Incentive Plan and 250,000 shares subject to incentives issued or issuable under the Registrant's 2006 Long-Term Incentive Plan. This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the plans.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Over-the-Counter Bulletin Market for October 31, 2007.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 have been and will be sent or given to participants in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference (Commission File No. 0-23980):

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

     (3) The Registrant's Current Reports on Form 8-K filed on January 12, 2007; February 1, 2007; April 30, 2007; May 4, 2007; July 31, 2007;
          and October 23, 2007; and

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Bylaws generally provide that any director will be indemnified against liability, expenses and amounts paid in settlement in a proceeding in which the director was made a party by reason of the fact he is or was a director, except to the extent indemnification is not authorized by the Georgia Business Corporation Code (the "Code"). Indemnification may be granted to officers, agents or employees at the discretion of the Board, subject to any limitations under the Code. The Code provides that the Registrant may not indemnify any officer for any liability or expenses incurred by such officer (i) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Code or successor provisions; or (iv) for any transaction from which the officer derives an improper personal benefit. Directors generally may not be indemnified under the Code in connection with proceedings by or in the right of the Registrant or in cases in which they are adjudged liable on the basis of the receipt of an improper personal benefit.
The Registrant's Bylaws provide for the advancement of expenses at the outset of a proceeding upon the receipt from the indemnitee of the written affirmation and repayment promise required by

Section 14-2-856 of the Code. Under the Bylaws, shareholders are entitled to notification of any indemnification paid to the directors.

     The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                              Description
-------                            -----------

5.1 Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.

23.1                Consent of counsel (included in Exhibit 5.1).

23.2                Consent of independent accounting firm.

24.1                Power of Attorney (see signature pages to this Registration
                    Statement).

99.1 Southeastern Bank Financial Corporation 2006 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

99.2 Southeastern Bank Financial Corporation 2000 Long-Term Incentive Plan (incorporated by reference from Appendix A to the Registrant's Proxy Statement for its 2001 Annual Meeting of Shareholders, as filed on March 29, 2001).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on this the 1st day of November, 2007.

                                      SOUTHEASTERN BANK FINANCIAL
                                      CORPORATION


                                      By:   /s/ DarrellR. Rains
                                         ---------------------------------------
                                            Darrell R. Rains
                                            Chief Financial Officer


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of R. Daniel Blanton and Darrell R. Rains as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

                                      Chairman of
/s/ Robert W. Pollard, Jr.             the Board            November 1, 2007
---------------------------


                                     Vice Chairman
/s/ Edward G. Meybohm                and Director           November 1, 2007
---------------------------

                                   President, Chief
                                   Executive Officer
/s/ R.Daniel Blanton                  and Director          November 1, 2007
---------------------------  (principal executive officer)


                                    Executive Vice
/s/ Ronald L. Thigpen                  President,           November 1, 2007
---------------------------     Chief Operating Officer
                                     and Director


/s/ William J. Badger                  Director             November 1, 2007
---------------------------


/s/ Warren A. Daniel                   Director             November 1, 2007
---------------------------


                                       Director             November 1, 2007
---------------------------

                                       Secretary
/s/ Randolph M. Smith, M.D.          and Director           November 1, 2007
---------------------------


/s/ John W. Trulock, Jr.               Director             November 1, 2007
---------------------------


                                Chief Financial Officer
/s/ Darrell R. Rains            (principal financial and    November 1, 2007
---------------------------       accounting officer)